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                                                                   Exhibit 10.22


                                 CELLOMICS, INC.
                              635 WILLIAM PITT WAY
                              PITTSBURGH, PA 15238

                                 October 2, 2000

Beckman Coulter, Inc.
Attn: Hung Bui
4300 North Harbor Boulevard
Mail Stop B34AA
Fullerton CA 92834-3100

         Re:      Cellomics, Inc. - Notice of Sale


         Dear Beckman Coulter, Inc.:

         Cellomics, Inc. (the "Company") has entered into a transaction through which it issued and sold in a private placement One Million Six Hundred Forty-Five Thousand Six Hundred Thirty-Nine (1,645,639) shares of the Company's Series C Preferred Stock (the "Shares") at Eighteen and 23/100 Dollars ($18.23) per share (the "Series C Financing") upon certain terms and conditions as are set forth in that Series C Preferred Stock Purchase Agreement dated September 27, 2000 by and among the Company and the Purchasers listed on Exhibit A thereto.

         Pursuant to Section 7.1(b) of that certain Common Stock Purchase Agreement dated June 9, 2000 (the "Agreement") by and between the Company and Beckman Coulter, Inc. ("Beckman"), Beckman is entitled to certain purchase rights in the event that the Company sells certain Common Stock or Common Stock Equivalents (as such terms are defined in the Agreement). Specifically, Beckman is entitled to purchase that number of shares of Common Stock sufficient to maintain Beckman's proportionate beneficial ownership interest in the Company (the "Purchase Rights"). Pursuant to the Agreement, Beckman may exercise its Purchase Rights by delivering a written notice of acceptance (the "Acceptance Notice") to the Company within twenty (20) days after Beckman receives written notice of the Company's sale of Common Stock or Common Stock Equivalents.

         The Shares sold in the Series C Financing constitute Common Stock Equivalents within the meaning of the Agreement, thereby triggering the Purchase Rights and entitling Beckman to purchase up to Fifty-Two Thousand Seven Hundred Eleven (52,711) shares of Common Stock at Eighteen and 23/100 Dollars ($18.23) per share.

         This letter constitutes the written notice of the sale (the "Notice of Sale") as required by Section 7(b) of the Agreement in respect of the Series C Financing. Attached to this Notice of Sale are: (1) Amendment to Common Stock Purchase Agreement; (2) Acceptance Notice; (3) Waiver of 20-Day Exercise Period; and (4) Wire Instructions.

         In the event that Beckman desires to purchase any portion of its Purchase Rights, please have a duly authorized representative of Beckman execute the attached Amendment to Common


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Stock Purchase Agreement, Acceptance Notice and Waiver of 20-Day Exercise
Period, and wire an amount equal to $18.23 multiplied by the number of shares which Beckman desires to exercise its Purchase Rights to acquire (which would be a maximum of Nine Hundred Sixty Thousand Nine Hundred Twenty-One and 53/100 Dollars ($960,921.53) in the event that Beckman desires to exercise Purchase Rights for all 52,711 shares which it is entitled to acquire) on or before October 11, 2000. However, regardless of whether Beckman chooses to purchase any portion of its Purchase Rights for the Series C Financing, please execute and return the attached Waiver of 20-Day Exercise Period.

         If you should have any questions, please call.

                                              CELLOMICS, INC.



                                              By: /s/ LEROY L. METZ
                                                  ----------------------
                                                  LeRoy L. Metz
                                                  Secretary


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             ACCEPTANCE NOTICE - SERIES C PREFERRED STOCK FINANCING

         Pursuant to Section 7(b) of that certain Common Stock Purchase Agreement dated June 9, 2000 (the "Agreement") by and between Beckman Coulter, Inc. ("Beckman") and Cellomics, Inc. (the "Company"), please allow this letter to serve as the required Acceptance Notice that:

         In connection with the issuance and sale of 1,645,639 shares of Series C Preferred Stock of the Company at $18.23 per share and in accordance with the purchase rights provided to Beckman in the Agreement, Beckman hereby elects to purchase __________ shares of Common Stock of Cellomics, Inc. at $18.23 per share and hereby agrees to wire an amount equal to $_________________________.


                                            Beckman Coulter, Inc.


                                            By: __________________________
                                            Name: ________________________
                                            Title: _______________________






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                        WAIVER OF 20-DAY EXERCISE PERIOD
                       SERIES C PREFERRED STOCK FINANCING



         Pursuant to Section 7(b) of that certain Common Stock Purchase Agreement dated June 9, 2000 (the "Agreement") by and between Beckman Coulter, Inc. ("Beckman") and Cellomics, Inc. (the "Company"), Beckman is entitled to certain purchase rights (the "Purchase Rights") in the event that the Company sells certain Common Stock and Common Stock Equivalents (as such terms are defined in the Agreement). The Company has entered into a transaction through which it issued and sold in a private placement One Million Six Hundred Forty-Five Thousand Six Hundred Thirty-Nine (1,645,639) shares of the Company's Series C Preferred Stock at Eighteen and 23/100 Dollars ($18.23) per share (the "Series C Financing") upon certain terms and conditions as are set forth in that Series C Preferred Stock Purchase Agreement dated September 27, 2000 by and among the Company and the Purchasers listed on Exhibit A thereto. Beckman may exercise its Purchase Rights during the period commencing on the date that Beckman receives the Company's notice of the sale (the "Notice of Sale") and ending twenty (20) days thereafter. By the signature below, Beckman acknowledges receipt of the Company's Notice of Sale and expressly waives the 20-day period during which to exercise its Purchase Rights in the Company's Series C Financing.



                                           Beckman Coulter, Inc.


                                           By: ____________________________
                                           Name: __________________________
                                           Title: _________________________